SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2003

WATSON WYATT & COMPANY HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	52-2211537
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1717 H Street NW
Washington, DC 20006-3900
(Address of principal executive offices, including zip code)
(202) 715-7000
(Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS.

David B. Friend, M.D., a Vice President and Division Manager (U.S. East), of the Company has adopted a written 10b5-1 Sales Plan pursuant to Securities and Exchange Commission Rule 10b5-1. The Plan permits trading in the Company's common stock, par value $0.01 per share, in accordance with SEC rules. The Plan is in compliance with SEC rules and applicable securities regulations.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Watson Wyatt & Company Holdings

(Registrant)
Date: March 18, 2003	BY:	/s/ John J. Haley

John J. Haley
President and Chief Executive Officer